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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT(DATE OF EARLIEST EVENT REPORTED): FEBRUARY 28, 2001


                          NEW GENERATION HOLDINGS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                            13-4056896

           ----------------------------  -----------   ------------------
          (STATE OR OTHER JURISDICTION   (COMMISSION     (IRS EMPLOYER
               OF INCORPORATION)         FILE NUMBER)  IDENTIFICATION NO.)





                          400 WEST BROADWAY, 6TH FLOOR
                             NEW YORK, NEW YORK 10012

               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212)937-5054




         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)



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Item 2.   Acquisition or Disposition of Assets

     As previously reported, pursuant to a Share Exchange Agreement dated as of November 17, 2000, New Generation Partners, Inc. a wholly owned subsidiary of the Registrant acquired 312,500 shares of common stock of Minerva Softcare N.V., ("Minerva") representing twenty five percent (25%) of the issued and outstanding capital stock of Minerva on December 29, 2000. Minerva is a Belgian software development company and software solutions provider. In exchange for the shares in Minerva, Rapide BVBA ("Rapide") and Icare BVBA ("Icare"), Belgian companies and affiliates of Minerva, received an aggregate of 1,931,974 shares of common stock of the registrant representing approximately 12.4% of the Registrant's issued and outstanding shares.

     Pursuant to a second Share Exchange Agreement dated as of February 28, 2001, New Generation Partners acquired 8,937,500 of the 9,070,422 shares of Minerva Common Stock not previously owned by New Generation Partners. The remaining 132,922 shares of Minerva Common Stock will be acquired by New Generation Partners upon the completion of certain transactions set forth in the second Share Exchange Agreeement. Upon acquisition by New Generation Partners of such 132,922 shares of Minerva Common Stock, New Generation Partners will own all outstanding Minerva Common Stock. In exchange for the remaining shares of Minerva, Rapide and Icare received an aggregate of 5,365,342 shares of the Registrant's Common Stock resulting in the total ownership by Rapide and Icare of approximately 36% of the Registrant outstanding shares.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits:

          (a) Pro Forma Financial Statements will be filed on or about March 31, 2001.

          (b) Exhibit 10.1 Share Exchange Agreement dated as of February 28, 2001 by and among the Registrant, New Generation Partners, Inc., Robert Jordaens, Icare BVBA, Rene De Vleeschauwer and Rapide BVBA.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               NEW GENERATION HOLDINGS, INC.


Dated: March 12, 2001                          By: /s/ PAUL HOKFELT
                                                       Paul Hokfelt
                                                       President